Exhibit 4.2

SPECIMEN ORDINARY SHARE CERTIFICATE

NUMBER	SHARES

REGALWOOD GLOBAL ENERGY LTD.

INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS

CLASS A ORDINARY SHARES

SEE REVERSE FOR

CERTAIN DEFINITIONS

This Certifies that is the owner of	CUSIP [ ]

FULLY PAID AND NON-ASSESSABLE CLASS A ORDINARY SHARES OF THE PAR VALUE OF $0.00013333334

EACH OF

REGALWOOD GLOBAL ENERGY LTD.

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

The Corporation will be forced to liquidate if it is unable to complete a business combination within the period of time as set forth in the Corporation’s Memorandum and Articles of Association, as the same may be amended from time to time, all as more fully described in the Corporation’s final prospectus dated             , 2017

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

[Corporate Seal]

CHAIRMAN	SECRETARY

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common	UNIF GIFT MIN ACT -		Custodian
TEN ENT –	as tenants by the entireties		(Cust)		(Minor)
JT TEN –	as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts to Minors
Act_________________
(State)

Additional abbreviations may also be used though not in the above list.

REGALWOOD GLOBAL ENERGY LTD.

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Memorandum and Articles of Association and all amendments thereto and resolutions of the Board of Directors providing for the issue of Class A Ordinary Shares (copies of which may be obtained from the secretary of the Corporation), to all of which the holder of this certificate by acceptance hereof assents.

For value received,                                                                               hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

shares

of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

_________________________________________________________________________________________Attorney to transfer the said stock on the books of the within named Corporation will full power of substitution in the premises.

Dated

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION

(BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH

MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM,

PURSUANT TO S.E.C. RULE 17Ad-15).

The holder(s) of this certificate shall be entitled to receive a pro-rata portion of the funds from the trust account only in the event that (i) the Corporation is forced to liquidate because it does not consummate an initial business combination within the period of time set forth in the Corporation’s Amended and Restated Memorandum and Articles of Association, as the same may be amended from time to time (the “Charter”) or (ii) if the holder seeks to convert his shares upon consummation of, or sell his shares in a tender offer in connection with, an initial business combination or in connection with certain amendments to the Charter. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.